Supplemental Agreement

Party A: Suzhou Haier Information Technology Co., Ltd.
Address: 702B, South ChuangPai Building, Haier Industrial Park, No. 1, Haier Road, Qingdao
Tel: 0532-88937818
Fax: 0532-88937826
E-mail:

Party B: Guangzhou Heli Information Technology Co., Ltd.
Add: Room 1118, East Tower, Time Squire, No. 30, Tianhe North Road, Guangzhou
Tel: 020-22646876
Tax: 020-22646868
E-mail:

Party A and Party B signed “Distributor Agreement” on 8th April 2008, according to "The People's Republic of China Contract Law" and other relevant legal provisions, for distribution of Haier brand multimedia speakers, mini-combination speakers, and home theater products. Hereby both parties enter into this supplemental agreement for the Distributor Agreement, and agree on the following terms:

1.

Since Party B was still in the early stage of opening during the first year after the signing of the Distributor Agreement, a lot of potential markets were still under development, and the national economy was obviously sluggish against the backdrop of global financial crisis, Party B was bound to have incurred a significant impact for its sales performance. Thereby, after consultation, the two parties agree to make amendments for No.6 term under Section 2: for if Party B fails to complete the monthly sales plan for inventory of audio and visual product, Party A will not pursue Party B’s responsibility any more, and the Distributor Agreement remains effective.

2.

By mutual consultation, both parties agree to make amendments for No.3 term under Section 5 as following: Party A will take charge of setting up special after-sales service stations for each sales website, and be full responsible for after-sales service. Party B will no longer be responsible for it.

3.	This supplemental agreement is reached by a consensus through full negotiations by the two parties on a basis of equality and willingness. It takes effect from the date of signature by both parties.

4.	This supplemental agreement is in duplicate, and each party holds one.

Party A Corporate Seal	Party B Corporate Seal
Date: 2010-01-08	Date: 2010-01-08